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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Helix Energy Solutions Group, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

      Payment of Filing Fee (Check the appropriate box):

☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

SEC 1913 (02-02)	Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

HELIX ENERGY SOLUTIONS GROUP, INC.
400 N. Sam Houston Parkway E.
Houston, Texas 77060
Telephone: (281) 618-0400
April 17, 2006
Dear Shareholder:
      You are cordially invited to join us for our 2006 Annual Meeting of Shareholders to be held this year on Monday, May 8, 2006 at 3:00 p.m. in the Oak Room of the Greenspoint Club, 16925 Northchase, Houston, Texas 77060. Beginning at 2:30 p.m., employees and officers will be available to provide information about 2005 developments.
      The Notice of Annual Meeting of Shareholders and the Proxy Statement that follow describe the business to be conducted at the meeting. We will also report on industry matters of current interest to our shareholders.
      Your Vote is Important. Whether you own a few or many shares of stock, it is important that your shares be represented. If you cannot attend the Annual Meeting in person, please complete and sign the enclosed Proxy Card and promptly return it in the envelope provided.
      We look forward to seeing you at the Annual Meeting.

Sincerely,

/s/ James Lewis Connor, III

James Lewis Connor, III
Corporate Secretary

VOTING METHOD
      If you are a shareholder of record, or hold shares through the Helix Energy Solutions Group, Inc. Employee Stock Purchase Plan (the “Helix Stock Plan”), you may vote your shares by mail. You may also revoke your proxy any time before the Annual Meeting by following the instructions in this Proxy Statement. Due to the small number of our record Shareholders (non “street-name”), we have elected to forgo the high cost of Internet and telephone voting. To vote by mail:

•	Mark your selections on the Proxy Card.

•	Date and sign your name exactly as it appears on your Proxy Card.

•	Mail the Proxy Card in the enclosed postage-paid envelope provided.
      If your shares are held in “street name” through a broker, bank or other third party, you will receive instructions from that third party that you must follow in order for your shares to be voted.
YOUR OPINION IS IMPORTANT. THANK YOU FOR VOTING.
INTERNET AVAILABILITY OF ANNUAL MEETING MATERIALS
We are pleased to offer shareholders the ability to review the 2005 Form 10-K and Proxy materials electronically over the Internet at the Helix website (www.HelixESG.com) by clicking ENTER SITE then SEC Filings then the particular filing. These filings may also be viewed through the Securities and Exchange Commission website at www.sec.gov. Our 2005 Annual Report may also be viewed over the Internet at the Helix website by clicking Investor Relations then Financial News then Annual Reports.

HELIX ENERGY SOLUTIONS GROUP, INC.
NOTICE OF ANNUAL MEETING
OF SHAREHOLDERS

TIME:	3:00 p.m. (CDT) on Monday, May 8, 2006

PLACE:	Greenspoint Club Oak Room 16925 Northchase Houston, Texas 77060

ITEMS OF BUSINESS:	1. To elect two (2) Class II Directors.

2. To take action on any other business that may properly be considered at the Annual Meeting or any adjournment thereof.

RECORD DATE:	You may vote at the Annual Meeting if you are a shareholder of record at the close of business on March 21, 2006.

VOTING BY PROXY:	If you cannot attend the Annual Meeting, you may vote your shares by completing and promptly returning the enclosed Proxy Card in the envelope provided.

ANNUAL REPORTS:	Helix’s 2005 Annual Report and Form 10-K, which are not part of the proxy soliciting material, are enclosed.

By Order of the Board of Directors,

/s/ James Lewis Connor, III

James Lewis Connor, III
Corporate Secretary
This Notice of Annual Meeting, Proxy Statement and accompanying Proxy Card are being distributed on or about April 17, 2006.

YOUR VOTE IS IMPORTANT
      If you are a shareholder of record, please complete, date and sign your Proxy Card and return it as soon as possible in the enclosed envelope. If not, please respond promptly when you receive proxy materials from your broker.

HELIX ENERGY SOLUTIONS GROUP, INC.
400 N. Sam Houston Parkway E.
Houston, Texas 77060
Telephone: (281) 618-0400

PROXY STATEMENT
Annual Meeting of Shareholders
May 8, 2006

      We are providing these proxy materials in connection with the solicitation by the Board of Directors of Helix Energy Solutions Group, Inc. of proxies to be voted at Helix’s Annual Meeting of Shareholders to be held on May 8, 2006, and at any adjournment of the Annual Meeting.
GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING
Who may vote at the Annual Meeting?
      The Board has set March 21, 2006 as the record date for the Annual Meeting. If you were the owner of Helix common stock at the close of business on March 21, 2006, you may vote at the Annual Meeting. You are entitled to one vote for each share of common stock you held on the record date, including shares:

•	Held directly in your name with our transfer agent, Wells Fargo Bank Minnesota, N.A., as “shareholder of record”.

•	Held for you in an account with a broker, bank or other nominee (shares held in “street name”).

•	Credited to your account in the Helix Stock Plan.
      Each share of our common stock has one vote on each matter to be voted on.
How many shares must be present to hold the Annual Meeting?
      A majority of Helix’s outstanding common shares as of the record date must be present at the Annual Meeting in order to hold the meeting and conduct business. This is called a quorum. On the record date, there were 78,400,284 shares of Helix common stock outstanding held by approximately 44,921 beneficial owners. Shares are counted as present at the Annual Meeting if you:

•	are present and vote in person at the Annual Meeting; or

•	have properly submitted a Proxy Card.
What proposals will be voted on at the Annual Meeting?
      The only matter currently scheduled to be voted on at the Annual Meeting is:
PROPOSAL 1: The election of two “Class II” Directors
How many votes are required to approve each proposal?
      The election of each Director nominee requires the affirmative “FOR” vote of a majority of the shares present in person, or by proxy, at the Annual Meeting and entitled to vote on the election of Directors. Any other proposal being voted on, requires the affirmative “FOR” vote of a majority of the shares present in person or by proxy at the meeting and entitled to vote on that proposal.

How are votes counted?
      You may either vote “FOR” or “WITHHOLD AUTHORITY” to vote for each nominee for the Board of Directors. You may vote “FOR,” “AGAINST” or “ABSTAIN” on any other proposals. If you vote to “WITHHOLD AUTHORITY” to vote on the election of Directors, your shares will not be considered entitled to vote on the election of Directors. If you vote to “ABSTAIN” from voting on other proposals, it has the same effect as a vote against those proposals. If you just sign and submit your Proxy Card without voting instructions, your shares will be voted “FOR” each Director nominee and “FOR” each of the other proposals.
      If you hold your shares in street name and do not provide voting instructions to your broker, your shares will not be voted on any proposal on which your broker does not have discretionary authority to vote. In this situation, a “broker non-vote” occurs. Shares that constitute broker non-votes are not considered as entitled to vote on the proposal in question, thus effectively reducing the number of shares needed to approve the proposal to elect Directors. With regard to any proposal other than PROPOSAL 1, a broker non-vote has the same effect as a vote against that proposal.
How does the Board recommend that I vote?
      Helix’s Board recommends that you vote your shares “FOR” each of the Director nominees in PROPOSAL 1.
How do I vote my shares without attending the meeting?
      Whether you hold shares directly, in the Helix Stock Plan or in street name, you may direct your vote without attending the Annual Meeting. If you are a shareholder of record or hold shares through the Helix Stock Plan, you may vote directly by proxy. For shares held in street name, you may vote by submitting voting instructions to your broker or nominee.
      If you are a shareholder of record or hold stock through the Helix Stock Plan, you may vote by mail by signing and dating your Proxy Card and mailing it in the envelope provided. You should sign your name exactly as it appears on the Proxy Card. If you are signing in a representative capacity (for example as guardian, executor, trustee, custodian, attorney or officer of a corporation), you should indicate your name and such title or capacity. For shares held in street name, you should follow the voting directions provided by your broker or nominee. You may complete and mail a voting instruction card to your broker or nominee or, in most cases, submit voting instructions by telephone or the Internet. If you provide specific voting instructions in accordance with the directions provided by your broker or nominee, your shares will be voted by your broker or nominee as you have directed.
How do I vote my shares in person at the meeting?
      If you are a shareholder of record or hold stock through the Helix Stock Plan, to vote your shares at the meeting you should bring the enclosed Proxy Card and proof of identification. You may vote shares held in street name at the meeting only if you obtain a signed proxy from the record holder (broker or other nominee) giving you the right to vote the shares.
      Even if you plan to attend the meeting, we encourage you to vote by Proxy Card, so your vote will be counted if you later decide not to attend the Annual Meeting.
What does it mean if I receive more than one Proxy Card?
      It means you hold shares registered in more than one account. To ensure that all your shares are voted, please sign and return each Proxy Card.

May I change my vote?
      Yes, you may change your vote and revoke your proxy by:

•	Sending a written statement to that effect to the Corporate Secretary of Helix;

•	Submitting a properly signed Proxy Card with a later date; or

•	Voting in person at the Annual Meeting.

PROPOSAL 1: ELECTION OF DIRECTORS
      The Board of Directors currently consists of eight members and is divided into three classes of similar size. The members of each class are elected to serve a three-year term with the term of office of each class ending in successive years. T. William Porter, III and William L. Transier are the Directors whose terms expire at this Annual Meeting and who have been nominated for re-election to the Board to serve until the 2009 Annual Meeting or until their successors are elected and qualified. Both of these nominees are currently Directors. Mr. Transier was elected to the Board of Directors by the shareholders. Mr. Porter was elected in 2004 by the Board of Directors as a Class II Director to serve until the 2006 Annual Meeting or until his successor is elected and qualified.
      All of the nominees have indicated a willingness to serve if elected. However, if any nominee becomes unable to serve before the election, the shares represented by proxies may be voted for a substitute designated by the Board, unless a contrary instruction is indicated on the proxy.
The Board recommends a vote FOR these two nominees.
NOMINEES FOR DIRECTOR FOR THREE YEAR TERMS ENDING IN 2009 (CLASS II):

T. William Porter, III
Director since 2004
Chairman age
64
Porter & Hedges, L.L.P.
Mr. Porter has served as a Director since March 2004. He is the Chairman and a founding partner of Porter & Hedges, L.L.P., a Houston law firm formed in 1981. Mr. Porter also serves as a director of Copano Energy L.L.C., a midstream energy company with networks of natural gas gathering and intrastate transmission pipelines in the Texas Gulf Coast region, and U.S. Concrete, Inc., a value-added provider of ready-mixed concrete and related products and services to the construction industry in several major markets in the United States. Mr. Porter graduated with a B.B.A. in Finance from Southern Methodist University in 1963 and received his law degree from Duke University in 1966.

William L. Transier
Director since 2000
Co-Chief Executive Officer
age 51
Endeavour International Corporation
Mr. Transier has served as a Director since October 2000. He is Co-Chief Executive Officer of Endeavour International Corporation, an international oil and gas exploration and production company focused on the North Sea. He served as Executive Vice President and Chief Financial Officer of Ocean Energy, Inc. from March 1999 to April 2003, when Ocean Energy merged with Devon Energy Corporation. From September 1998 to March 1999, Mr. Transier served as Executive Vice President and Chief Financial Officer of Seagull Energy Corporation when Seagull Energy merged with Ocean Energy. From May 1996 to September 1998, he served as Senior Vice President and Chief Financial Officer of Seagull Energy Corporation. Prior thereto, Mr. Transier served in various roles including partner from June 1986 to April 1996 in the audit department of KPMG LLP. He graduated from the University of Texas with a B.B.A. in Accounting and has a M.B.A. from Regis University. He is also a director of Reliant Energy, Inc., a provider of electricity and energy services to retail and wholesale customers in the United States.

DIRECTORS CONTINUING IN OFFICE UNTIL 2007 (CLASS I):

Owen Kratz
Director since 1990
Chairman of the Board and Chief Executive Officer
age 51
Helix Energy Solutions Group, Inc.
Mr. Kratz is Chairman and Chief Executive Officer of Helix Energy Solutions Group, Inc. He was appointed Chairman in May 1998 and has served as Chief Executive Officer since April 1997. Mr. Kratz served as President from 1993 until February 1999, and as a Director since 1990. He served as Chief Operating Officer from 1990 through 1997. Mr. Kratz joined Cal Dive International, Inc. (predecessor to Helix) in 1984 and has held various offshore positions, including saturation diving supervisor, and has had management responsibility for client relations, marketing and estimating. Mr. Kratz has a Bachelor of Science degree in Biology and Chemistry from the State University of New York at Stony Brook.

Bernard J. Duroc-Danner
Director since 1999
Chairman of the Board, Chief Executive Officer and President
age 52
Weatherford International, Ltd.
Mr. Duroc-Danner has served as a Director since February 1999. He is the Chairman of the Board, Chief Executive Officer and President of Weatherford International Ltd., a provider of equipment and services used for the drilling, completion and production of oil and natural gas wells. Mr. Duroc-Danner also serves as a director of Dresser, Inc., a provider of highly engineered equipment and services, primarily for the energy industry; and Universal Compression, a provider of rental, sales, operations, maintenance and fabrication services and products to the domestic and international natural gas industry. Mr. Duroc-Danner holds a Ph.D. in economics from The Wharton School of the University of Pennsylvania.

John V. Lovoi
Director since 2003
Principal
age 45
JVL Partners
Mr. Lovoi has served as a Director since February 2003. He is a founder of JVL Partners, a private oil and gas investment partnership. Mr. Lovoi served as head of Morgan Stanley’s global oil and gas investment banking practice from 2000 to 2002, and was a leading oilfield services and equipment research analyst for Morgan Stanley from 1995-2000. Prior to joining Morgan Stanley in 1995, he spent two years as a senior financial executive at Baker Hughes and four years as an energy investment banker with Credit Suisse First Boston. Mr. Lovoi also serves as a director of KFX Inc., a clean energy technology company engaged in providing technology and service solutions to the power generation industry. Mr. Lovoi graduated from Texas A&M University with a bachelor of science degree in chemical engineering and received a M.B.A. from the University of Texas.

DIRECTORS CONTINUING IN OFFICE UNTIL 2008 (CLASS III):

Martin Ferron
Director since 1998
President
age 49
Helix Energy Solutions Group, Inc.
Mr. Ferron has served on the Company’s Board of Directors since September 1998. He became President in February 1999 and served as Chief Operating Officer from January 1998 until August 2005. Mr. Ferron has 25 years of worldwide experience in the oilfield industry, seven of which were in senior management positions with McDermott Marine Construction and Oceaneering International Services Limited immediately prior to his joining the Company. Mr. Ferron has a Civil Engineering degree from City University, London; a Masters Degree in Marine Technology from the University of Strathclyde, Glasgow; and a M.B.A. from the University of Aberdeen. Mr. Ferron is also a Chartered Civil Engineer.

Gordon F. Ahalt
Director since 1990
Retired Consultant
age 78
Mr. Ahalt has served as a Director since July 1990. Since 1982, Mr. Ahalt has been the President of GFA, Inc., a petroleum industry management and financial consulting firm. From 1977 to 1980, he was President of the International Energy Bank, London, England. From 1980 to 1982, he served as Senior Vice President and Chief Financial Officer of Ashland Oil Company. Prior thereto, he spent a number of years in executive positions with Chase Manhattan Bank. Mr. Ahalt also serves as a director of Bancroft & Elsworth Convertible Funds and other private investment funds. Mr. Ahalt received a B.S. Degree in Petroleum Engineering in 1951 from the University of Pittsburgh.

Anthony Tripodo
Director since 2003
Managing Director
age 53
Arch Creek Advisors LLC
Mr. Tripodo has served as a Director since February 2003. He is a Managing Director of Arch Creek Advisors LLC, a Houston based investment banking firm. From 2002 to 2003, Mr. Tripodo was Executive Vice President of Veritas DGC, Inc., an international oilfield service company specializing in geophysical services. Prior to becoming Executive Vice President, he was President of Veritas DGC’s North and South American Group, which consists of four operating divisions: marine acquisition, processing, exploration services and multi-client data library. From 1997 to 2001, he was Executive Vice President, Chief Financial Officer and Treasurer of Veritas. Previously, Mr. Tripodo served 16 years in various executive capacities with Baker Hughes, including serving as Chief Financial Officer of both the Baker Performance Chemicals and the Baker Oil Tools divisions. Mr. Tripodo also serves as a director of Petroleum Geo-Services, a Norwegian based oilfield services company and Vetco International Limited, a London based oilfield services company. He graduated summa cum laude with a bachelor of arts degree from St. Thomas University.

BOARD OF DIRECTORS
Board of Directors Independence
      The Board has affirmatively determined that the following members of the Board are “independent directors”, as that term is defined under NASDAQ Rule 4200(a)(15): Messrs. Ahalt, Duroc-Danner, Lovoi, Porter, Tripodo and Transier. The non-independent, management directors are Messrs. Kratz and Ferron. Accordingly, a majority of the members of the Board of Directors are independent, as required by NASDAQ Rule 4350(c)(1).
Attendance at the Annual Meeting of Shareholders
      The Company’s Board of Directors holds a regular meeting immediately preceding each year’s Annual Meeting of Shareholders. Therefore, members of the Company’s Board of Directors generally attend the Company’s Annual Meetings of Shareholders. All of the members of the Board attended the 2005 Annual Meeting of Shareholders.
Communications with the Board
      Any shareholder or other interested party wishing to send written communications to any one or more of the Company’s Board of Directors may do so by sending them in care of the Corporate Secretary at the Company’s principal executive offices. All such communications will be forwarded to the intended recipient(s).
Sources for New Nominees
      Messrs. Porter and Transier are directors standing for re-election. The Company did not utilize any third party search firms to assist in identifying potential director candidates during 2005 or to date in 2006. Neither the Corporate Secretary nor the Corporate Governance and Nomination Committee received any recommendations of director candidates from any shareholder or group of shareholders during 2005 or to date in 2006.
COMMITTEES OF THE BOARD AND MEETINGS
      The following table summarizes the membership of the Board and each of its Committees as well as the number of times each met during the year ending December 31, 2005. Members were elected to these committees in May 2004 by a vote of the Board of Directors.

Corporate
Governance and
	Board	Audit	Compensation	Nominating

Mr. Kratz	Chair	—	—	—
Mr. Ferron	Member	—	—	—
Mr. Ahalt	Member	—	Member	Member
Mr. Duroc-Danner	Member	—	Member	Member
Mr. Lovoi	Member	—	Member	—
Mr. Porter	Member	Member	—	Chair
Mr. Transier	Member	Member	Chair	—
Mr. Tripodo	Member	Chair	—	—
Number of Meetings in 2005
Regular	4	9	4	5
Special	4	0	1	0
      Each Director attended 75% or more of the total meetings of the Board and, other than Mr. Duroc-Danner, each Director attended 75% or more of the total meetings of the Board Committees on which such

Director served. In 2006, Mr. Duroc-Danner stepped down from the Corporate Governance and Nominating Committee and Mr. Tripodo took his place.
Audit Committee
      The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling their oversight responsibility to the shareholders, potential shareholders, the investment community and others relating to: (1) the integrity of the financial statements of the Company; (2) the compliance by the Company with applicable legal and regulatory requirements related to disclosure; (3) the performance of the Company’s internal audit function and independent registered public accounting firm; and (4) the independent registered public accounting firm’s qualifications and independence. Among the duties of the Audit Committee, all of which are more specifically described in the Audit Committee Charter (attached hereto as Annex A), the Audit Committee:

•	Reviews and selects the Company’s independent registered public accounting firm.

•	Reviews the adequacy of accounting and audit principles and practices and of compliance assurance procedures and internal controls.

•	Reviews and pre-approves all non-audit services performed to maintain registered public accounting firm independence.

•	Reviews the scope of the annual audit.

•	Reviews with management and the independent registered public accounting firm the Company’s annual and quarterly financial statements, including disclosures made in management’s discussion and analysis and the Company’s earnings press releases.

•	Meets independently with management and independent registered public accounting firm.

•	Reviews corporate compliance and disclosure systems.

•	Makes regular reports to the Board of Directors.

•	Reviews and reassesses the adequacy of its charter annually and recommends any proposed changes to the Board of Directors for approval.

•	Reviews annually the Audit Committee’s own performance.

•	Produces an annual report for inclusion in the Company’s Proxy Statement.

Audit Committee Independence
      The Board has affirmatively determined that all members of the Audit Committee: (i) are considered “independent” as defined under NASDAQ Rule 4200(a)(15) and (ii) meet the criteria for independence set forth in Exchange Act Rule 10A-3(b)(1).

Designation of Audit Committee Financial Expert
      The Board has determined that each of the members of the Audit Committee is financially literate and that William L. Transier and Anthony Tripodo are “audit committee financial experts,” as that term is defined in the rules promulgated by the Securities and Exchange Commission pursuant to the Sarbanes-Oxley Act of 2002.
Compensation Committee
      The Compensation Committee is appointed by the Board to discharge the Board’s responsibilities relating to compensation of the Company’s Executive Officers. The Board of Directors has adopted a written charter for the Compensation Committee, a copy of which is available at the Company’s website, www.HelixESG.com, under Corporate Governance. The Compensation Committee has overall responsibility for reviewing, evaluating and approving the Company’s executive officer compensation agreements (to the extent such agreements are considered necessary or appropriate by the Compensation Committee), plans, policies and programs. The Compensation Committee is also responsible for producing an annual report on executive compensation for inclusion in the Company’s Proxy and for performing such other functions as the Board may assign to the Compensation Committee from time to time, including:

•	Review of compensation philosophy and major compensation and benefits programs for employees.

•	Oversight of the 2005 Long Term Incentive Plan, the Employee Retirement Savings Plan and the Employee Stock Purchase Plan.

•	Commission and review compensation surveys with respect to executive officer compensation as compared to the oilfield services industry and the Company’s peer group.

•	Review and approval of executive officer compensation and bonuses.

•	Review and reassess the adequacy of its charter annually and recommend any proposed changes to the Board for approval.

•	Perform an annual self-evaluation of its performance.
Corporate Governance and Nominating Committee
      The goal of the Corporate Governance and Nominating Committee is to take the leadership role in shaping the corporate governance and business standards of the Company’s Board of Directors and the Company. The Corporate Governance and Nominating Committee consists of no fewer than three members, all of whom shall meet the independence requirements of the NASD. The members of the Corporate Governance and Nominating Committee are appointed by the Board of Directors. The Board of Directors has adopted a written charter for the Corporate Governance and Nominating Committee, a copy of which is available at the Company’s website, www.HelixESG.com, under Corporate Governance.
      The Corporate Governance and Nominating Committee identifies individuals qualified to become Board members, consistent with criteria approved by the Board; oversees the organization of the Board to discharge the Board’s duties and responsibilities properly and efficiently; and identifies best practices and recommends corporate governance principles, including giving proper attention and making effective responses to shareholder concerns regarding corporate governance. The responsibilities of the Corporate Governance and Nominating Committee include:

•	Identify and evaluate potential qualified director nominees and select or recommend the director nominees to the Board.

•	Monitor, and recommend the members for, each of the committees of the Board.

•	Periodically review and revise the corporate governance principles of the Company.

•	Review and reassess the adequacy of its charter annually and recommend any proposed changes to the Board for approval.

•	Perform an annual self-evaluation of its performance and the performance of the Board of Directors.

•	Perform such other duties as may be assigned by the Board from time to time.

Consideration of Director Nominees — Shareholder Nominees
      The policy of the Corporate Governance and Nominating Committee is to consider properly submitted shareholder nominations for candidates for membership on the Board as described below under “Identifying and Evaluating Nominees for Directors.” In evaluating such nominations, the Corporate Governance and Nominating Committee seeks to achieve a balance of knowledge, experience and capability on the Board and to address the membership criteria set forth under “Director Qualifications.” Any shareholder nominations proposed for consideration by the Corporate Governance and Nominating Committee should include the nominee’s name and qualifications for Board membership and should be addressed to Corporate Secretary, Helix Energy Solutions Group, Inc., 400 N. Sam Houston Parkway E., Suite 400, Houston, Texas 77060. In addition, the bylaws of Helix permit shareholders to nominate directors for consideration at an annual shareholder meeting. Shareholders may nominate persons for election to the Board of Directors in accordance with the procedure set forth on page 21 of this Proxy Statement.

Director Qualifications
      The Corporate Governance and Nominating Committee has established certain criteria that apply to Committee-recommended nominees for a position on Helix’s Board. Under these criteria, members of the Board should have the highest professional and personal ethics and values, consistent with Helix’s longstanding values and standards. They should have broad experience at the policy-making level in business and possess a familiarity with one or more of the industry segments of the Company. They should be committed to enhancing shareholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. Their service on other boards of public companies should be limited to a number that permits them, given their individual circumstances, to perform responsibly all director duties. Each director must represent the interests of all shareholders.

Identifying and Evaluating Nominees for Directors
      The Corporate Governance and Nominating Committee utilizes a variety of methods for identifying and evaluating nominees for director. The Corporate Governance and Nominating Committee regularly assesses the appropriate size of the Board, and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Corporate Governance and Nominating Committee considers various potential candidates for director. Candidates may come to the attention of the Corporate Governance and Nominating Committee through current Board members, professional search firms, shareholders or other persons. These candidates are evaluated at regular or special meetings of the Corporate Governance and Nominating Committee, and may be considered at any point during the year. As described above, the Corporate Governance and Nominating Committee considers properly submitted shareholder nominations for candidates for the Board. Following verification of the shareholder status of persons proposing candidates, recommendations are aggregated and considered by the Corporate Governance and Nominating Committee at a regularly scheduled meeting, which is generally the first or second meeting prior to the issuance of the proxy statement for Helix’s annual meeting. If any materials are provided by a shareholder in connection with the nomination of a director candidate, such materials are forwarded to the Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee may also review materials provided by professional search firms or other parties in connection with a nominee who is not proposed by a shareholder. In evaluating such nominations, the Corporate Governance and Nominating Committee seeks to achieve a balance of knowledge, experience and capability on the Board.

DIRECTOR COMPENSATION
      The Helix Energy Solutions Group, Inc. non-employee Director compensation structure has three components: Director fees, expenses and stock-based compensation. The Directors (other than Messrs. Kratz and Ferron, who are employed by the Company) receive an annual Director’s fee of $30,000 and $1,000 per Board Meeting for attending each of four regularly scheduled quarterly meetings together with any special board meetings. Furthermore, each of the outside Directors receives an annual Committee retainer fee of $5,000 for each committee on which such Director serves and a fee of $2,000 ($3,000 for the Chair) for each committee meeting attended. The Company also pays the reasonable out-of-pocket expenses incurred by each Director in connection with attending the meetings of the Board of Directors and any committee thereof.
      Effective January 1, 2005, non-employee Directors have the option of taking Board and Committee fees (but not expenses) in the form of restricted stock, pursuant to the terms of the 2005 Long Term Incentive Plan (the “2005 Plan”) for grants after May 10, 2005, or the 1995 Long Term Incentive Plan, as amended (the “1995 Plan”) for grants on or before May 10, 2005. An election to take fees in the form of cash or stock is made by a Director prior to the beginning of the subject fiscal year. Directors taking fees in the form of restricted stock receive an award in an amount equal to 125% of the cash equivalent at the date of the actual grant (i.e., the last business day of each fiscal quarter), which vest as to the full 100% two years after the first day of the subject fiscal year. For fiscal year 2005, Messrs. Duroc-Danner, Lovoi, Transier and Tripodo elected to take Board and Committee fees in the form of restricted stock. During the year ended December 31, 2005, Directors (other than Company employees) received aggregate fees of $370,500, which was composed of $123,000 in cash compensation and $247,500 in restricted stock (as described above).
      Prior to 2005, each non-employee Director received at approximately the time he or she joined the Board, and on each fifth anniversary of service thereafter, options to purchase 44,000 shares of the common stock of the Company at an exercise price equal to the fair market value of the common stock on the date of grant. As with other Company options, these vest equally over five years and expire on their tenth anniversary. On December 8, 2005, there was a two-for-one stock split that had the effect of doubling the number of options outstanding while halving the strike price. As of March 21, 2006, options for 88,000 shares were outstanding to each of Gordon F. Ahalt, Bernard J. Duroc-Danner, and John V. Lovoi; options for 70,400 shares were outstanding to T. William Porter; and options for 66,000 shares were outstanding for Anthony Tripodo.
      In 2005, the Board of Directors, on the recommendation of the Compensation Committee, voted to change the equity compensation of Directors such that on joining the Board and on each anniversary thereafter, a Director would receive a grant of restricted stock; provided, however, that such grants of restricted stock would not occur until such time as any prior grant of options had fully vested. All such grants of restricted stock are made pursuant to the terms of 2005 Plan and vest ratably over five years, subject to immediate vesting on the occurrence of a Change of Control (as defined in the 2005 Plan).
CERTAIN TRANSACTIONS
      In April 2000, Energy Resource Technology, Inc. (ERT), a subsidiary of Helix, acquired a 20% working interest in Gunnison, a Deepwater Gulf of Mexico prospect of Kerr-McGee Oil & Gas Corp. Financing for the exploratory costs of approximately $20 million was provided by an investment partnership (OKCD Investments, Ltd. or “OKCD”), the investors of which include current and former Helix senior management, in exchange for a revenue interest that is an overriding royalty interest of 25% of Helix’s 20% working interest. Production began in December 2003. Payments to OKCD from ERT totaled $28.1 million in the year ended December 31, 2005. The Company’s Chief Executive Officer, as a Class A limited partner of OKCD, personally owns, either directly or indirectly, approximately 67% of the partnership equity. Other executive officers of the Company own approximately 6% combined of the partnership equity. In 2000, OKCD awarded Class B limited partnership interests to key Helix employees.

INDEPENDENT PUBLIC REGISTERED PUBLIC ACCOUNTING FIRM
      Ernst & Young LLP has served as the Company’s independent registered public accounting firm providing auditing and financial services since their engagement in fiscal 2002, and will continue to provide such services during fiscal 2006. We expect that representatives of Ernst & Young LLP will be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so. They will also be available to respond to appropriate questions.
Independent Registered Public Accounting Firm Fee Information
      Fees for professional services (in thousands) provided by our independent registered public accounting firm in each of the last two fiscal years in each of the following categories are:

	2005	2004

Audit Fees(1)	$1,465	$1,306
Audit-Related Fees(2)	3	3
Tax Fees(3)	46	17
All Other Fees	-0-	-0-

Total	$1,514	$1,326

(1)	Fees related to the audit of the Company’s 2004 and 2005 consolidated financial statements, 2004 and 2005 audit of internal controls over financial reporting, and the review of the Company’s interim financial statements included in its quarterly reports on Form 10-Q.

(2)	Audit-related fees included consultations concerning financial accounting and reporting matters not required by statute or regulation.

(3)	Fees primarily related to statutory tax returns in the United Kingdom and Singapore and tax planning, including transfer pricing strategies.
      The Audit Committee concluded that the foregoing non-audit services and non-audit-related services did not adversely affect the independence of Ernst & Young LLP.
Audit Committee Pre-Approval Policies and Procedures
      The Audit Committee has adopted procedures for pre-approving certain audit and permissible non-audit services provided by the independent registered public accounting firm. These procedures include reviewing a budget for audit and permissible non-audit services. The budget includes a description of, and a budgeted amount for, particular categories of audit and permissible non-audit services that are recurring in nature and therefore anticipated at the time the budget is submitted. Audit Committee approval is required to exceed the budget amount for a particular category of audit or permissible non-audit services and to engage the independent registered public accounting firm for any audit or permissible non-audit services not included in the budget. For both types of pre-approval, the Audit Committee considers whether such services are consistent with the Securities and Exchange Commission rules on auditor independence. The Audit Committee may delegate pre-approval authority to the Chairman of the Audit Committee. The Audit Committee periodically monitors the services rendered and actual fees paid to the independent registered public accounting firms to ensure that such services are within the parameters approved by the Audit Committee. None of the fees were for services approved by the Audit Committee pursuant to the de minimis exception in paragraph (c)(7)(i)(c) of Rule 2-01 of Regulation S-X.

REPORT OF THE AUDIT COMMITTEE
      Management is responsible for the Company’s internal controls, financial reporting process and compliance with laws, regulations and ethical business standards. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s financial statements in accordance with standards of the Public Company Accounting Oversight Board (U.S.) and issuing a report thereon. The primary purpose of the Audit Committee is to assist the Board in fulfilling their oversight responsibility to the shareholders, potential shareholders, the investment community, and others relating to: (1) the integrity of the financial statements of the Company; (2) the compliance by the Company with legal and regulatory requirements; (3) the performance of the Company’s internal audit function and independent registered public accounting firm; and (4) the independent registered public accounting firm’s qualifications and independence. Its duties are more specifically described in the Audit Committee Charter and generally include those described on page 8 hereof.
      The Audit Committee is the principal liaison between the Board of Directors and the independent registered public accounting firm for the Company. The functions of the Audit Committee are not intended to duplicate or to certify the activities of management and the independent registered public accounting firm and are in no way designed to supersede or alter the traditional responsibilities of the Company’s management and independent registered public accounting firm. The Audit Committee’s role does not provide any special assurances with regard to the Company’s financial statements, nor does it involve a professional evaluation of the quality of the audits performed by the independent registered public accounting firm. The Audit Committee is composed of three non-employee Directors: Mr. Tripodo (Chairman), Mr. Porter and Mr. Transier. All members of the Company’s Audit Committee are independent (as independence is defined in Rule 4200(a)(15) of the NASD listing standards). The Board of Directors has adopted an amended written charter for the Audit Committee, a copy of which is attached as Annex A to this Proxy Statement as well as being made available at the Company’s website, www.HelixESG.com, under Corporate Governance. During the fiscal year ended December 31, 2005, the Audit Committee conducted nine meetings.
      In connection with the December 31, 2005 financial statements, the Audit Committee: (1) reviewed and discussed the audited financial statements with management and the independent registered public accounting firm; (2) discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as may be modified or supplemented; (3) received written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Statement No. 1 and has discussed with the independent registered public accounting firm their independence; and (4) has discussed with the independent registered public accounting firm (in Executive session outside of the presence of management) the audited financial statements and the independent registered public accounting firm’s independence. Based upon these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005.

AUDIT COMMITTEE
Anthony Tripodo (Chairman)
T. William Porter
William L. Transier

SHARE OWNERSHIP INFORMATION
      Five Percent Owners. The following table sets forth information as to the only persons (or entities) known by us to have beneficial ownership, as of December 31, 2005, of more than 5% of the outstanding shares of Company common stock, other than Owen Kratz whose beneficial ownership is disclosed below under “Management Shareholdings.” As of March 21, 2006, we had 78,400,284 shares outstanding. The information set forth below has been determined in accordance with Rule 13d-3 under the Exchange Act on the basis of the most recent information filed with the Securities and Exchange Commission and furnished to us by the person listed. To our knowledge, except as otherwise indicated below, all shares shown as beneficially owned are held with sole voting power and sole dispositive power.

	Shares Beneficially	Percent of
Name and Address	Owned	Common Shares

Neuberger Berman, LLC	8,114,000	10.349%
605 Third Avenue
New York, New York 10158
Notes: On April 7, 2006, Neuberger Berman Inc. filed a Schedule 13G as it owns 100% of both Neuberger Berman, LLC and Neuberger Berman Management Inc. Based on the Schedule 13G, Neuberger Berman, Inc. has sole voting power with respect to 1,311,767 of these shares, shared voting power with respect to 5,145,740 of these shares and shared dispositive power with respect to all of these shares. The remaining balance of 1,656,493 shares included in the table are for individual client accounts over which Neuberger Berman, LLC has shared dispositive power but no power to vote. Neuberger Berman, LLC, a wholly owned subsidiary of Neuberger Berman, Inc. and an investment advisor and broker/ dealer with discretion, is deemed to be a beneficial owner for purpose of Rule 13(d) since it has shared power to make decisions whether to retain or dispose, and in some cases the sole power to vote, the securities of many unrelated clients. Neuberger Berman, LLC does not, however, have any economic interest in the securities of those clients. The clients are the actual owners of the securities and have the sole right to receive and the power to direct the receipt of dividends from or proceeds from the sale of such securities. With regard to the 5,145,740 shares with respect to which there is shared voting power, Neuberger Berman, LLC and Neuberger Berman Management Inc. are deemed to be beneficial owners for purposes of Rule 13(d) since they both have shared power to make decisions whether to retain or dispose and vote the securities. Neuberger Berman, LLC and Neuberger Berman Management Inc. serve as sub-adviser and investment manager, respectively, of Neuberger Berman’s various mutual funds which hold such shares in the ordinary course of their business and not with the purpose nor with the effect of changing or influencing the control of the issuer. No other Neuberger Berman, LLC advisory client has an interest of more than 5% of the issuer.

      Management Shareholdings. The following table shows the number of shares of our common stock beneficially owned as of March 21, 2006 by our Directors and six highest paid executive officers identified in the Summary Compensation Table below (“Named Executive Officers”), and all Directors and executive officers as a group.

		Of Shares Beneficially
		Owned, Amount that May
	Amount and Nature of	Be Acquired Within 60 Days
Name of Beneficial Owner	Beneficial Ownership(1)(2)	by Option Exercise

Owen Kratz(3)	5,995,979	15,832
Martin R. Ferron(4)	242,468	5,657
Bart H. Heijermans	133,738	-0-
A. Wade Pursell(5)	143,984	83,438
James Lewis Connor, III	34,609	4,680
Lloyd A. Hajdik	10,310	2,000
Gordon F. Ahalt	113,000	88,000
Bernard Duroc-Danner	37,189	35,200
John V. Lovoi	58,302	52,800
T. William Porter	17,600	17,600
William L. Transier	11,982	-0-
Anthony Tripodo	36,651	30,800

Total	6,835,812	336,007

(1)	Only one Director or executive officer, Owen Kratz, beneficially owns more than 1% of the shares outstanding. Mr. Kratz owns approximately 7.62% of the outstanding shares. Our Directors and Named Executive Officers as a group beneficially own 6,835,812 shares (including shares that are not outstanding but are deemed beneficially owned because of the right to acquire them pursuant to options exercisable within 60 days), which represents approximately 8.68% of the shares outstanding.

(2)	Amounts include the shares shown in the last column, which are not currently outstanding but are deemed beneficially owned because of the right to acquire them pursuant to options exercisable within 60 days of the date of this Proxy Statement (i.e., on or before June 9, 2006). With respect to employees other than Mr. Kratz, amounts include shares held through the Company’s Employee Stock Purchase Plan.

(3)	Mr. Kratz disclaims beneficial ownership of 1,000,000 shares included in the above table, which are held by Joss Investments Limited Partnership, an entity of which he is a General Partner.

(4)	Mr. Ferron disclaims beneficial ownership of 43,340 shares included in the above table, which are held by the Uncle John Limited Partnership, a family limited partnership of which he is a General Partner.

(5)	Mr. Pursell disclaims beneficial ownership of 15,000 shares included in the above table, which are held by the WT Kona Redbird Limited Partnership, a family limited partnership of which he is a General Partner.
      Section 16(a) Beneficial Ownership Reporting Compliance. Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s Directors and executive officers and persons who own more than ten percent of a registered class of the Company’s equity securities to file with the SEC and the Nasdaq National Market reports of ownership and changes in ownership of the Company’s common stock. Directors, executive officers and greater than ten percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of these reports furnished to the Company, all reports required to be filed pursuant to Section 16(a) of the Exchange Act were filed on a timely basis except as follows: each of Messrs. Duroc-Danner, Lovoi, Transier and Tripodo filed a Form 4 on April 5, 2005, to reflect an award of restricted stock granted on March 31, 2005, which such individuals inadvertently failed to file on a timely basis.

SHAREHOLDER RETURN PERFORMANCE GRAPH
      The following graph compares the cumulative total shareholder return on our common stock for the period since December 31, 2000 to the cumulative total shareholder return for (i) all U.S. stocks quoted on the NASDAQ Stock Market as measured by the NASDAQ Composite Index (“NASDAQ”), assuming the reinvestment of dividends; (ii) the Philadelphia Oil Service Sector index (“OSX”), a price-weighted index of leading oil service companies, assuming the reinvestment of dividends; and (iii) a peer group selected by us (the “Peer Group”) consisting of the following companies, each of which is in the offshore construction business or the offshore oil and gas subsea support service business, or both businesses: Global Industries, Ltd., McDermott International, Inc., Oceaneering International, Inc., Stolt Offshore SA, Technip-Coflexip, Superior Energy Services, Inc., TETRA Technologies, Inc. and Subsea 7. The returns of each member of the Peer Group have been weighted according to each individual company’s equity market capitalization as of December 31, 2005 and have been adjusted for the reinvestment of any dividends. We believe that the members of the Peer Group provide services and products more comparable to us than those companies included in the OSX. The graph assumes $100 was invested on December 31, 2000 in the Company’s common stock at the closing price on that date price and on December 31, 2000 in the three indices presented. The Company paid no cash dividends during the period presented. The cumulative total percentage returns for the period presented were as follows: Company Common Stock — 169.6%; the Peer Group — 101.2%; the OSX — 48.5%; and the NASDAQ Composite Index — (8.0%). These results are not necessarily indicative of future performance.
Comparison of Five Year Cumulative Total Return Among Helix, NASDAQ, Peer Group and OSX

	12/31/2000	12/31/2001	12/31/2002	12/31/2003	12/31/2004	12/31/2005

Helix	$100.0	$92.7	$88.3	$90.6	$153.1	$269.6
Peer Group Index	100.0	98.1	49.3	78.4	125.3	201.2
Oil Service Index	100.0	70.5	70.8	77.0	101.4	148.5
NASDAQ	100.0	79.3	54.7	82.0	90.2	92.0
Source: Bloomberg

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
      No member of the Compensation Committee of the Board of Directors of the Company was, during fiscal 2005, an officer or employee of the Company or any of its subsidiaries, or was formerly an officer of the Company or any of its subsidiaries, or had any relationships requiring disclosure by the Company under Item 404 of Regulation S-K.
      During fiscal 2005, no executive officer of the Company served as (i) a member of the compensation committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served on the Compensation Committee of the Board of Directors, (ii) a director of another entity, one of whose executive officers served on the Compensation Committee, or (iii) a member of the compensation committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served as a Director of the Company.
REPORT OF THE COMPENSATION COMMITTEE ON
FISCAL 2005 EXECUTIVE COMPENSATION
Overview
      The Compensation Committee of the Board of Directors (the “Committee”) is composed of Messrs. Transier (Chair), Ahalt, Duroc-Danner and Lovoi. The Committee is responsible for establishing the compensation policies and administering the compensation programs for Helix’s executive officers and administers the grant of stock-based awards under the Company’s 2005 Long Term Incentive Plan (the “2005 Plan”). The Committee periodically reviews peer group compensation and engages independent compensation consultants to assist them in this process. In carrying out its duties, the Committee intends to make all reasonable attempts to comply with the requirements to exempt executive compensation from the $1 million deduction limitation under Section 162(m) of the Internal Revenue Code, unless the Committee determines that such compliance in given circumstances would not be in the best interests of Helix and its shareholders.
Compensation Philosophy
      The compensation program for executive officers is designed to:

•	provide a competitive total compensation package that enables the Company to hire, develop, reward and retain key executives.

•	tie executive compensation and bonuses to the Company’s annual business objectives, strategies and shareholder value. The Company’s compensation philosophy is also intended to reward individual initiative and achievement, and to assure that the amount and nature of executive compensation is reasonably commensurate with the Company’s financial condition, results of operations and Common Stock performance.
      Base Salary. The Committee annually reviews and approves the base salaries of executive officers, taking into consideration management’s recommendations regarding individual performance, retention, the level of responsibility, the scope and complexity of the position and competitive practice.
      Annual Incentive Bonus. Executive officers of the Company are eligible for annual incentives under the Company’s 2006 Compensation Plan. In order to link a portion of executive compensation to Company performance, the Committee determined a bonus plan under which each executive officer could earn an annual bonus calculated on the basis of individual performance objectives together with departmental and Company profit-sharing criteria based on the attainment of pre-established revenue and profit goals by the Company as a whole. The exact amount of the bonus paid to the executive officers is determined by the Compensation Committee.
      Long Term Incentive. Another element of the Committee’s performance-based compensation philosophy is the 2005 Plan. The purpose of the 2005 Plan is to link the interests of management to the interests of shareholders and focus on intermediate and long term results. Stock option grants and restricted stock grants are made at 100% of the market value of the stock on the date of the award. Stock option grants are not exercisable during the first year after the award and are exercisable thereafter under a vesting schedule selected by the Committee that specifies the number of the options becoming exercisable each year throughout the schedule. Restricted stock grants likewise vest under a vesting schedule selected by the Committee that specifies the number of the shares that vest each year throughout the schedule. The Committee has made a limited delegation of option award authority to the Chief Executive Officer for the purpose of awarding options or restricted shares to newly hired officers/key employees of the Company. The size of the grant (whether an option or restricted stock) is determined subjectively, generally in approximate proportion to the employee’s level of responsibility and experience.
      Compensation of Chief Executive Officer. The Chief Executive Officer’s compensation consists of base salary, annual incentives and long term incentives, all of which are reviewed and determined annually by the Committee. Pay levels and opportunity are established by the Committee in the same manner as for other executive officers described above. The Company and Mr. Kratz entered into a multi-year employment agreement (the “Kratz Employment Agreement”) effective February 28, 1999. Mr. Kratz is entitled to participate in all profit sharing, incentive, bonus and other employee benefit plans made available to the Company’s executive officers, but does not have the right to cause the Company to purchase his shares. The Kratz Employment Agreement contains the “Good Cause” and “Change of Control” provisions as described under “Executive Compensation — Summary of Employment Contracts”.
      At the end of Mr. Kratz’s employment with the Company, the Company may, in its sole discretion under the Kratz Employment Agreement, elect to trigger a non-competition covenant pursuant to which Mr. Kratz will be prohibited from competing with the Company in various geographic areas for a period of up to five years. The amount of the non-competition payment to Mr. Kratz under the Kratz Employment Agreement will be his then base salary plus insurance benefits for the non-competition period.
Conclusion
      Consistent with its compensation philosophy, the Committee believes the executive officer compensation program provides incentive to attain strong financial performance and is strongly aligned with shareholder interests. The Committee believes that Helix’s compensation program directs the efforts of Helix’s executive officers toward the continued achievement of growth and profitability for the benefit of the Company’s shareholders.

COMPENSATION COMMITTEE:

William L. Transier, Chair
Gordon F. Ahalt
Bernard J. Duroc-Danner
John V. Lovoi

EXECUTIVE COMPENSATION
      The following table provides a summary of the cash and non-cash compensation for each of the last three years ended December 31, 2005 for each of (i) the chief executive officer and (ii) each of the five most highly compensated executive officers of the Company during 2005 other than the chief executive officer.
Summary Compensation Table

				Long Term Compensation

				Dollar Value
		Annual Compensation(1)		of Restricted	Securities
				Stock	Underlying	All Other
Name and Principal Position	Year	Salary	Bonus(2)	Awards	Options	Compensation(3)

Owen Kratz	2005	$389,423	$529,759	$1,164,155	—	$5,250
Chairman and	2004	350,000	467,608	—	33,500	5,125
Chief Executive Officer	2003	335,416	123,750	—	39,579	5,000
Martin R. Ferron	2005	389,423	529,759	1,164,155	—	5,250
President	2004	250,000	209,394	—	21,900	5,125
	2003	239,583	63,800	—	14,146	5,000
Bart H. Heijermans(4)	2005	113,333	120,000	3,728,423	—	—
Executive Vice President	2004	—	—	—	—	—
and Chief Operating Officer	2003	—	—	—	—	—
A. Wade Pursell	2005	221,037	197,353	400,000	—	5,250
Senior Vice President	2004	200,000	164,248	—	13,400	5,125
and Chief Financial Officer	2003	193,750	45,500	—	12,265	4,844
James Lewis Connor, III	2005	189,728	204,592	225,392	—	5,250
Senior Vice President	2004	171,000	128,489	—	11,700	5,125
and General Counsel	2003	133,752	122,582	—	—	4,601
Lloyd A. Hajdik(5)	2005	143,654	106,984	65,123	—	5,250
Vice President — Corporate	2004	140,000	80,000	—	—	3,800
Controller and Chief	2003	11,667	—	—	10,000	—
Accounting Officer

(1)	The Bonus reflected in a fiscal year is based on that year’s performance.

(2)	In each of the years included in the table, the Named Executive Officers were eligible for annual incentives, based on achievement of certain individual performance criteria and corporate profit-sharing incentives, under the Compensation Committee approved Senior Management Compensation Plan. The actual bonus payments to the Named Executive Officers consisted of bonuses based on individual performance objectives together with departmental and Company criteria based on the attainment of pre-established revenue and profit goals by the Company as a whole. The exact amount of the bonus paid to the Named Executive Officers was determined by the Compensation Committee.

(3)	Consists of matching contributions by the Company through its 401(k) Plan. The Company’s Retirement Plan is a 401(k) retirement savings plan under which the Company currently matches 50% of employees’ pre-tax contributions up to 5% of salary (including bonus) subject to contribution limits.

(4)	Mr. Heijermans’ employment with the Company began on September 1, 2005.

(5)	Mr. Hajdik’s employment with the Company began on December 1, 2003.
Option Grants in Last Fiscal Year
      There were no options granted to the Named Executive Officers during the fiscal year ended December 31, 2005.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option Values

			Number of Securities	Dollar Value of Unexercised
	Number of		Underlying Unexercised Options	In-the-Money Options at
	Shares Acquired	Dollar Value	Fiscal Year-End	Fiscal Year-End
Name	on Exercise	Realized	Exercisable/Unexercisable	Exercisable/Unexercisable

Owen Kratz	230,000	$3,301,469	615,063/ 101,095	$15,046,150/ $2,532,798
Martin R. Ferron	78,420	$2,397,602	—/ 52,012	—/ $1,281,744
Bart H. Heijermans	—	—	—/ —	—/ —
A. Wade Pursell	4,800	$72,666	73,172/ 36,158	$1,877,785/ $899,400
James Lewis Connor, III	28,680	$507,411	—/ 42,720	—/ $1,095,211
Lloyd A. Hajdik	6,000	$113,220	2,000/ 12,000	$50,600/ $303,600
Summary of Employment Contracts
      All of our Named Executive Officers, other than Mr. Hajdik, have entered into employment agreements with the Company. Each of Messrs. Ferron, Heijermans, Pursell and Connor’s employment contracts have similar terms involving salary, bonus and benefits (with amounts that vary due to their responsibilities), but none of them have the right to cause the Company to purchase his shares. Mr. Kratz’s contract is described under “Report of the Compensation Committee for Fiscal Year 2005 Executive Compensation”.
      Each of the executive employment agreements provide, among other things, that if we pay specific amounts, then until the first or second anniversary date of termination of the executive’s employment with us (depending on the event of termination), the executive shall not, directly or indirectly either for himself or any other individual or entity, participate in any business which engages or which proposes to engage in the business of providing diving services in the Gulf of Mexico or any other business actively engaged in by us on the date of termination of employment, so long as we continue to make payments to such executive, including his base salary and insurance benefits received by senior executives of the Company. We have also entered into employment agreements with some of our other senior officers substantially similar to the above agreements.
      If a Named Executive Officer, other than Mr. Hajdik, terminates his employment for “Good Cause” or is terminated without cause during the two year period following a “Change of Control,” we would (a) make a lump sum payment to him of two times the sum of the annual base salary and annual bonus paid to the officer with respect to the most recently completed fiscal year, (b) all options and restricted stock held by such officer under the Helix Energy Solutions Group, Inc. 2005 Long Term Incentive Plan and its predecessor, the Cal Dive International, Inc. 1995 Long Term Incentive Plan, as amended, would vest, and (c) he would continue to receive welfare plan and other benefits for a period of two years or as long as such plan or benefits allow. For the purposes of the employment agreements, “Good Cause” includes both that (a) the CEO or COO shall cease employment with us and (b) one of the following: (i) a material change in the officer’s position, authority, duties or responsibilities, (ii) changes in the office or location at which he is based without his consent (such consent not to be unreasonably withheld), or (iii) certain breaches of the agreement. Each agreement also provides for payments to officers as part of any “Change of Control.” A “Change of Control” for purposes of the agreements would occur if a person or group becomes the beneficial owner, directly or indirectly, of securities of the Company representing forty-five percent (45%) or more of the combined voting power of the Company’s then outstanding securities. The agreements provided that if any payment to one of the covered officers will be subject to any excise tax under Code Section 4999, a “gross-up” payment would be made to place the officer in the same net after-tax position as would have been the case if no excise tax had been payable.

EQUITY COMPENSATION PLAN INFORMATION
      The table below provides information relating to the Company’s equity compensation plans as of December 31, 2005:

Number of Securities
	Number of Securities			Remaining Available
	to Be Issued upon		Weighted-Average	for Future Issuance under
	Exercise of Outstanding		Exercise Price of	Compensation Plans
	Options, Warrants		Outstanding Options,	(Excluding Securities Reflected
Plan Category	and Rights		Warrants and Rights	in the First Column)

Equity compensation plans approved by security holders(1)	1,717,904	(2)	$10.91	5,805,384	(3)
Equity compensation plans not approved by security holders	-0-		N/A	-0-

Total	1,717,904		$10.91	5,805,384

(1)	The 2005 Long Term Incentive Plan (the “2005 Plan”) provides that the Company may grant up to 6,000,000 shares (adjusted for the two-for-one stock split on December 10, 2005) of the Company’s common stock in the form of options, restricted stock or restricted stock units subject to the terms and conditions of the 2005 Plan.

(2)	Between December 31, 2005 and the record date, March 21, 2006, 673,793 shares were issued pursuant to the exercise of outstanding options.

(3)	Between December 31, 2005 and the record date, March 21, 2006, no new options were issued and 195,970 shares of restricted stock were awarded pursuant to the 2005 Long Term Incentive Plan.
OTHER INFORMATION
Expenses of Solicitation
      We will bear the costs of soliciting proxies, including the reimbursement to record holders of their expenses in forwarding proxy materials to beneficial owners. Our Directors, officers and regular employees, without extra compensation, may solicit proxies personally or by mail, telephone, fax, telex, telegraph or special letter.
Proposals and Director Nominations for 2007 Shareholder’s Meeting
      In order for a shareholder proposal to be considered for inclusion in our Proxy Statement for the 2007 Annual Meeting, the written proposal must be received by the Corporate Secretary, at our offices no later than December 11, 2006. The proposal must comply with Securities and Exchange Commission regulations regarding the inclusion of shareholder proposals in company-sponsored proxy materials.
      With respect to shareholder nominations of Directors, a shareholder may propose director candidates for consideration by the Board’s Corporate Governance and Nominating Committee. Any such recommendations should include the nominee’s name and qualifications for Board membership and should be directed to the Corporate Secretary at the address of our principal executive offices set forth below. In addition, the bylaws of Helix permit shareholders to nominate directors for election at an annual shareholder meeting. To nominate a director, the shareholder must deliver a proxy statement and form of proxy to holders of a sufficient number of shares of Helix common stock to elect such nominee and provide the information required by the bylaws of Helix, as well as a statement by the nominee acknowledging that he or she will owe a fiduciary obligation to Helix and its shareholders. In addition, the shareholder must give timely notice to the Corporate Secretary of Helix within the time period described above regarding shareholder proposals. A copy of the bylaws is available from the Corporate Secretary.

      All submissions to, or requests from, the Corporate Secretary should be made to our principal offices at 400 N. Sam Houston Parkway, E., Suite 400, Houston, Texas 77060.
Other
      Our 2005 Annual Report on Form 10-K, including financial statements, is being sent to shareholders of record as of March 21, 2006, together with this Proxy Statement.
      WE WILL FURNISH TO SHAREHOLDERS WITHOUT CHARGE A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2005, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, UPON RECEIPT OF WRITTEN REQUEST ADDRESSED TO: CORPORATE SECRETARY, HELIX ENERGY SOLUTIONS GROUP, INC., 400 N. SAM HOUSTON PARKWAY E., SUITE 400, HOUSTON, TEXAS 77060.
      The Board of Directors knows of no other matters to be presented at the Annual Meeting. If any other business properly comes before the Annual Meeting or any adjournment thereof, the proxies will vote on that business in accordance with their best judgment.

By Order of the Board of Directors

/s/	James Lewis Connor, III

James Lewis Connor, III
Corporate Secretary
Helix Energy Solutions Group, Inc.

ANNEX A TO PROXY
AUDIT COMMITTEE CHARTER
HELIX ENERGY SOLUTIONS GROUP, INC.
AUDIT COMMITTEE CHARTER
ADOPTED BY THE BOARD OF DIRECTORS ON
MARCH 2, 2006
Purpose
      This charter governs the operations of the Audit Committee of Helix Energy Solutions Group, Inc. (the “Company”). The Audit Committee (the “Committee”) is appointed by the Company’s Board of Directors (the “Board”) to assist the Board in fulfilling their oversight responsibility to the shareholders, potential shareholders, the investment community, and others relating to (1) the integrity of the financial statements of the Company, (2) the compliance by the Company with legal and regulatory requirements, (3) the performance of the Company’s internal audit function and independent registered public accounting firm, and (4) the independent registered public accounting firm’s qualifications and independence.
      The Audit Committee shall prepare the report required by the rules of the Securities and Exchange Commission (the “Commission”) to be included in the Company’s annual proxy statement.
Composition
      Annually, the Corporate Governance and Nominating Committee shall nominate and the Board of Directors shall appoint at least three members to the Audit Committee, one of whom shall be designated by the Board as Chair. Members of the Committee shall each be a member of the Board of Directors and meet the independence requirements set forth in Exchange Act Rule 10A-3 and the NASDAQ listing standards. All Committee members shall be financially literate, and at least one member shall be a “financial expert”, as defined by SEC regulations. The members of the Audit Committee maybe removed and replaced by a majority vote of the Board of Directors.
Meetings
      The Audit Committee shall meet as often as it determines, but not less frequently than quarterly. The Audit Committee shall meet periodically with management, the internal auditors and the independent registered public accounting firm including meetings with the independent registered public accounting firm in separate executive sessions, without management of the Company present. The Audit Committee may request any officer or employee of the Company, or the Company’s outside counsel or independent registered public accounting firm, to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. Any action required or permitted to be taken at a Committee meeting may be taken by a written action signed collectively, or individually in counterparts, by all members of the Committee. Any such written action shall be effective when signed by all members of the Committee, unless a different effective time is provided in the written action. Reports of the actions of the Audit Committee shall be made to the Board of Directors at its next regularly scheduled meeting following the meeting of the Audit Committee.
Committee Authority and Responsibilities

Background
      Under the Sarbanes-Oxley Act of 2002 (the “Act”) and rules from the Securities and Exchange Commission (the “SEC”), the Audit Committee of the Board of Directors is responsible for the appointment, compensation and oversight of the work of the independent auditor.
      The Pre-Approval Policy applies to the independent auditor(s) of the Company. As part of its responsibility under the Act and SEC rules and regulations, the Audit Committee is required to pre-approve the audit and non-audit services performed by the independent auditor in order to assure that they do not impair the auditor’s independence from the Company.

Pre-Approved Services
      The Audit Committee will periodically review and revise the list of pre-approved services and pre-approve the kind of services that may be provided by the independent auditor without obtaining specific pre-approval from the Audit Committee.
      Appendix A lists the audit, audit-related and tax services that currently have such general pre-approval of the Audit Committee (the “General Pre-Approval”). The General Pre-Approval is for the fiscal year, unless the Audit Committee states otherwise. The Audit Committee will add to or subtract from the list of General Pre-approved services in Appendix A from time to time, based on subsequent determinations.
      Proposed services by the independent auditor that are not listed in Appendix A and as a result does not have the General Pre-Approval of the Audit Committee, require specific pre-approval of the Audit Committee (“Full Audit Committee Pre-Approval”).
      Proposed services by the independent auditor that are listed in Appendix A and as a result have the General Pre-Approval shall be notified to a designated independent (within the meaning of the SEC independence rules) member of the Audit Committee on a regularly basis, normally quarterly. In case there are services that are considered by the designated independent Audit Committee member as not falling within the General Pre-approved services, such service shall cease immediately or be approved by the Audit Committee. The designated member of the Audit Committee shall report to the Audit Committee on a regular basis for informational purposes.
      Management (CFO/ CAO) will assist the designated member of the Audit Committee to determine whether the independent auditor services are according to Appendix A General Pre-Approval. Requests or applications to provide services that require Full Audit Committee Pre-Approval must include a statement from the CFO of Helix and the independent auditor as to whether, in their view, the request or application is consistent with the SEC’s rules on auditor independence.
      The Audit Committee has designated the Chief Financial Officer to generally monitor the compliance with this Pre-Approval Policy and Procedures. Management will immediately report to the Audit Committee any breach of this Pre-Approval and Procedures that comes to the attention of any member of management.
      The Audit Committee will on an annual basis review a formal written statement from the independent auditor(s) delineating all relationships between the independent auditor and the Company, consistent with Independence Standards Board Standard No. 1, and discussing with the independent auditor methods and procedures for ensuring independence.
      The independent auditor(s) have reviewed this Pre-Approval Policy and Procedures and believes that implementation of it will not adversely affect the auditor’s independence. In addition, in connection with each engagement, the independent auditor(s) will always be required to represent and confirm that the proposed services will not adversely affect the independent auditors’ independence.

Pre Approval of Audit and Non-Audit Services
      Any individual project/service (other than statutory audits) estimated to involve a fee in excess of USD 50,000 must be specifically pre-approved by the Audit Committee. Pre-approved services shall not exceed the maximum amount of USD 500,000 in a fiscal year, without approval from the Audit Committee.

Prohibited Services
      A list of the SEC’s prohibited non-audit services for the independent auditor is attached to this policy Appendix B.

Charter and Self-Review
      The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. The Audit Committee shall annually review the Audit Committee’s own performance.
      In addition to the foregoing, the Audit Committee is delegated all authority of the Board of Directors as may be required to fulfill the purposes of the Committee. Without limiting the generality of the preceding statement, the Audit Committee shall have authority and is entrusted with the responsibility to take the following actions:

Financial Statement and Disclosure Matters
      1. Review and discuss with management and the independent registered public accounting firm the annual audited financial statements, including disclosures made in management’s discussion and analysis, and recommend to the Board whether the audited financial statements should be included in the Company’s Form 10-K.
      2. Review and discuss with management and the independent registered public accounting firm the Company’s quarterly financial statements, including disclosures made in management’s discussion and analysis, prior to the filing of its Form 10-Q, including the results of the independent registered public accounting firm’s review of the quarterly financial statements.
      3. Discuss with management and the independent registered public accounting firm significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including any significant changes in the Company’s selection or application of accounting principles, any major issues as to the adequacy of the Company’s internal controls and any special steps adopted in light of material control deficiencies.
      4. Review and discuss quarterly reports from the independent registered public accounting firm on:

a. All critical accounting policies and practices to be used.

b. All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent registered public accounting firm.

c. Other material written communications between the independent registered public accounting firm and management, such as any management letter or schedule of unadjusted differences.

d. The independent registered public accounting firm’s judgment about the quality, not just the acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.
      5. Review and discuss with management the Company’s earnings press releases, including, but not limited to, the use of “pro forma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be done generally (consisting of discussing the types of information to be disclosed and the types of presentations to be made).
      6. Discuss with management and the independent registered public accounting firm the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company’s financial statements.
      7. Discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.
      8. Discuss with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management. These discussions shall include consideration of the quality of the Company’s accounting principles as applied in its financial reporting, including review of estimates, reserves and accruals, review of judgmental areas, review of audit adjustments whether or not recorded and such other inquiries as may be appropriate.
      9. Review disclosures made to the Audit Committee by the Company’s CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

Oversight of Company’s Relationship with the Independent Registered Public Accounting Firm
      10. Review and evaluate the lead partner of the independent registered public accounting firm team.
      11. Obtain and review a report from the independent registered public accounting firm at least annually regarding (a) the independent registered public accounting firm’s internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues, and (d) all relationships between the independent registered public accounting firm and the Company. Evaluate the qualifications, performance and independence of the independent registered public accounting firm, including considering whether the independent registered public accounting firm’s quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the registered public accounting firm’s independence, and taking into account the opinions of management and internal auditors. The Audit Committee shall present its conclusions with respect to the independent registered public accounting firm to the Board.
      12. Ensure the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law.
      13. Recommend to the Board policies for the Company’s hiring of employees or former employees of the independent registered public accounting firm who participated in any capacity in the audit of the Company.
      14. Meet with the independent registered public accounting firm prior to the audit to discuss the planning and staffing of the audit.

Oversight of the Company’s Internal Controls and Internal Audit Function
      15. Review the appointment and replacement of the senior internal auditing executive.
      16. Review the significant reports to management prepared by the internal auditing department and management’s responses.
      17. Discuss with the independent registered public accounting firm and management of the internal audit department responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit.
      18. Review management’s assertion on its assessment of the effectiveness of internal controls as of the end of the most recent fiscal year and the independent registered public accounting firms’ report on management’s assertion.

Compliance Oversight Responsibilities
      19. Obtain from the independent registered public accounting firm assurance that Section 10A(b) of the Exchange Act (which requires the independent registered public accounting firm to report any evidence which it uncovers of an illegal act to management and the Board of Directors, and, in some instances, to the Securities and Exchange Commission) has not been implicated.

      20. Obtain reports from management and the Company’s senior internal auditing executive confirming that the Company and its subsidiary/foreign affiliated entities are in conformity with applicable legal requirements and the Company’s Code of Business Conduct and Ethics. Review reports and disclosures of insider and affiliated party transactions. Advise the Board with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulations and with the Company’s Code of Business Conduct and Ethics.
      21. Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.
      22. Discuss with management and the independent registered public accounting firm any correspondence with regulators or governmental agencies and any published reports which raise material issues regarding the Company’s financial statements or accounting policies.
      23. Discuss with the Company’s General Counsel legal matters that may have a material impact on the financial statements or the Company’s compliance policies.
      24. Receive corporate attorneys’ reports of evidence of a material violation of securities laws or breaches of fiduciary duty.
      25. Review with management and approve all related-party transactions.
Limitation of Audit Committee’s Role
      While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. Management is responsible for the preparation, presentation, and integrity of the Company’s financial statements and for the appropriateness of the accounting principles and reporting policies that are used by the Company. The independent registered public accounting firm is responsible for auditing the Company’s financial statements and for reviewing the Company’s unaudited interim financial statements.
Appendix A to Audit Committee Charter

General Pre-Approved Independent Auditor(s) Services
      The annual Audit services engagement terms and fees will be subject to the specific pre-approval of the Audit Committee. The Audit committee will approve, if necessary, any changes in terms, conditions and fees resulting from changes in audit scope, Company structure or other matters.
      In addition to the annual Audit services engagement approved by the Audit Committee, the Audit Committee may grant pre-approval for other Audit Services, which are those services that only the independent auditor reasonably can provide. The Audit Committee has pre-approved the Audit Services listed below. All other Audit Services not listed must be separately pre-approved by the Audit Committee.

Audit Services
      Statutory audits or financial audits for subsidiaries or affiliates of the Company including attestation required by law or regulation.
      Services associated with SEC registration statements, annual report, periodic reports and other documents filed with the SEC or other documents issued in connection with securities offerings (e.g., comfort letters, consents), and assistance in responding to SEC comments letters.
      Attestation of management reports on internal controls.

      Consultations by the company’s management as to the accounting or disclosure treatment of transactions or events and/or the actual or potential impact of final or proposed rules, standards or interpretations by the SEC, FASB, or other regulatory or standard setting bodies (Note: Under SEC rules, some consultations may be “audit-related” services rather than “audit” services).
      Consultations and research on accounting and financial reporting issues (providing assistance with understanding and implementing new accounting and financial reporting guidance from rule making authorities).
      Audit-related services are assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and that are traditionally performed by the independent auditor. The Audit Committee believes that the provision of Audit-related services does not impair the independence of the auditor, and has pre-approved the Audit-related services listed below. All other Audit-related services not listed must be separately pre-approved by the Audit Committee.

Audit-Related Services
      Due diligence services pertaining to potential business acquisitions/dispositions.
      Financial statement audits of employee benefit plans.
      Agreed-upon or expanded audit procedures related to accounting and/or comply with financial, accounting, tax or regulatory reporting matters.
      Internal control review, advices and assistance with internal control reporting requirements.
      Consultations by the company’s management as to the accounting or disclosure treatment of transactions or events and/or the actual or potential impact of final or proposed rules, standards or interpretations by the SEC, FASB, or other regulatory or standard-setting bodies (Note: Under SEC rules, some consultations may be “audit” services rather than “audit-related” services).
      Auditor’s publications and seminar/training services and subscription to the Auditor’s research and knowledge tool, e.g., EY Online (GAAIT).
      Attest services not required by statute or regulation.
      Closing balance sheet audits pertaining to dispositions.
      General assistance with implementation of the requirements of SEC rules or listing standards promulgated pursuant to the Sarbanes-Oxley Act.
      The Audit Committee believes that the independent auditor can provide Tax services to the Company such as tax compliance, tax planning and tax advice without impairing the auditor’s independence. The Audit Committee has pre-approved the Tax Services listed below. All other Tax Services not listed must be separately pre-approved by the Audit Committee. Also, as a formality it is stressed that any tax service proposed to be provided by the independent auditor to any executive officer or director of the Company, in his or her individual capacity, where and if such services are paid for by the Company, must be specifically pre-approved by the Audit Committee.

Tax Services
      Review of income, franchise, and assistance with filing of tax returns in foreign countries of operations.
      Assistance with tax audits and appeals.
      Provide tax advice to address day to day questions and assistance regarding statutory, regulatory or administrative matters.
      Assistance with value added tax (VAT) and indirect taxes (including filing) in foreign countries and operations.

Appendix B to Audit Committee Charter

Prohibited Non-Audit Services

•	Bookkeeping or other services related to the accounting records or financial statements of the audit client

•	Financial information systems design and implementation

•	Appraisal or valuation services, fairness opinions or contribution-in-kind reports

•	Actuarial services

•	Internal audit outsourcing services

•	Management functions

•	Human resources

•	Broker-dealer, investment adviser or investment banking services

•	Legal services

•	Expert services unrelated to the audit
      These prohibited Non-Audit Services are further described in SEC release No. 33-8183

400 N. Sam Houston Parkway E.
Houston, Texas 77060-3500
Phone (281) 618-0400

NOTICE OF ANNUAL MEETING
OF SHAREHOLDERS
MAY 8, 2006
AND PROXY STATEMENT
400 N. Sam Houston Parkway E.
Houston, Texas 77060
[Recycled Symbol] Printed on recycled paper.

PROXY FOR COMMON STOCK
HELIX ENERGY SOLUTIONS GROUP, INC.
This Proxy is Solicited on Behalf of the Board of Directors
     The undersigned, having duly received the Notice of Annual Meeting of Shareholders and the Proxy Statement, dated April 17, 2006, hereby appoints Owen Kratz and James Lewis Connor, III as Proxies (each with the power to act alone and with the power of substitution and revocation) to represent the undersigned and to vote, as designated below, all common shares of Helix Energy Solutions Group, Inc. held of record by the undersigned on March 21, 2006 at the 2006 Annual Meeting of Shareholders to be held on May 8, 2006 at 3:00 p.m. in the Oak Room of the Greenspoint Club, 16925 Northchase, Houston, Texas 77060, and any adjournments thereof.
The Board of Directors Recommends a Vote FOR Proposal 1:
1. To elect two “Class II” directors of the Company to have a term expiring in 2009 and until his successor shall be elected and duly qualified.

T. William Porter, III	William L. Transier
You may vote on the Proposal by marking one of the following boxes.

FOR the two “Class II” nominees ☐	WITHHOLD AUTHORITY ☐
(except as indicated below)
INSTRUCTION: To WITHHOLD AUTHORITY to vote for any individual nominee, write that person’s name in the space provided below.
2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.
(Please See Reverse Side)

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED ON THE PROXY BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE CLASS II DIRECTORS INDICATED IN PROPOSAL 1. ABSTENTIONS WILL BE COUNTED TOWARD THE EXISTENCE OF A QUORUM.

Dated:

Signature

Signature (if held jointly)

Title

Please sign exactly as the name appears on this proxy. When shares are held by joint tenants, both should sign. If signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporation name by president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.